UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2018

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 3, 2018, the National Association of Real Estate Investment Trusts (“Nareit”) issued a Financial Standards White Paper (the “2018 Restatement”) entitled “Nareit Funds From Operations White Paper – 2018 Restatement.” The 2018 Restatement, which is effective for fiscal years beginning after December 15, 2018, purports “not to change the fundamental definition of FFO, but simply to clarify, when necessary, existing guidance.” The 2018 Restatement recognizes that “implementation of the recommendations contained [therein] is up to the business judgment of the management of each company, taking account of the financial results and specific circumstances. The recommendations are intended to be guidelines for management, rather than a mandatory set of inflexible rules; they are not an indication that Nareit or any of its members or advisors believe that any of the information is material to REIT investors.”

However, Agree Realty Corporation (“ADC”) believes that in one important respect the 2018 Restatement changes the definition of Nareit FFO in a manner that causes Nareit FFO to treat differently net lease acquisitions and sale-leaseback transactions that have similar economics. The 2018 Restatement now urges REITs to calculate Nareit FFO without adding back the amortization of lease intangibles. ADC believes that in that respect, the 2018 Restatement’s adherence to Generally Accepted Accounting Principles (“GAAP”) results in an inappropriate presentation of Nareit FFO for purchasers of assets from third-parties.

In response, ADC will adopt a new operating measure called Core Funds From Operations (“Core FFO”), which it will include in its financial reports in 2019 along with Nareit Funds From Operations (“Nareit FFO”) and ADC’s Adjusted Funds From Operations (“AFFO”). ADC believes that this measure will more accurately compare its performance to its peers who predominantly transact in sale-leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles.

“Based on the Nareit definitional change, we will modify how we report through the implementation of a new Core FFO in 2019 and beyond, to provide investors with a complete and accurate picture of our operating performance,” said Joey Agree, President and Chief Executive Officer of ADC. “While this new measure fits our unique business model and portfolio, it is important to note that there is absolutely zero impact on our operating performance, cash flows or net operating income.”

To understand the reason that ADC will publish Core FFO, it is helpful to review the accounting treatment under GAAP for different net lease acquisitions and sale-leaseback transactions. Exhibit A describes the difference in accounting treatment between the acquisition of a net lease asset as part of a sale-leaseback transaction and the acquisition of a ground lease on which a retail property is located. As illustrated on Exhibit A, these transactions can have the same economic benefit to the acquirer but significantly different accounting treatments under GAAP. The sale-leaseback transaction results in the recording of no lease intangible while the ground lease transaction results in the recording of a significant lease intangible.

Unlike many of its peers, ADC has acquired the substantial majority of its net leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties. ADC anticipates that this practice will continue.

Under GAAP, lease intangibles created upon acquisition of a net lease must be amortized over the remaining term of the lease. ADC believes that allowing the amortization of lease intangibles to affect FFO distorts FFO and results in FFO becoming a significantly less accurate measure of financial performance. In order to remedy that defect in Nareit FFO, ADC’s Core FFO is calculated by adding back the amortization of lease intangibles to Nareit FFO as calculated under the 2018 Restatement, producing a Core FFO that is consistent with ADC’s historically reported FFO and reflecting a more accurate peer comparison given the underlying GAAP required purchase price allocation.

If the Nareit FFO definition urged by the 2018 Restatement had been in effect in the first nine months of 2018, ADC would have reported Nareit FFO approximately 11% lower than as reported. This reduction in Nareit FFO would have occurred simply because of the ways in which ADC’s net lease assets were acquired, and not because of any difference in the economic value, cash flows, or performance of those assets.

Set forth on Exhibit B is a reconciliation of ADC’s FFO and AFFO to net income and a calculation of ADC’s FFO and AFFO for the nine months ended September 30, 2018, as previously reported by ADC in its Quarterly Report on Form 10-Q for the period ended September 30, 2018. Also included is a reconciliation and calculation of how ADC would have reported its FFO, Core FFO and AFFO if the 2018 Restatement and ADC’s new Core FFO measure had been in effect in 2018.

ADC management believes that its Core FFO and AFFO provide meaningful supplemental measurements of ADC’s performance and that ADC’s AFFO has frequently been used by analysts, investors and other interested parties in the evaluation of ADC’s performance.

We believe shareholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes, in addition to adjustments made to arrive at the Nareit defined measure of FFO, the addback of the amortization of lease intangibles and the other adjustments made in arriving at our AFFO. Our AFFO is used by ADC management in analyzing our business and the performance of our properties, and we believe it is important that shareholders, potential investors and financial analysts understand this measure used by management. We use AFFO to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our Core FFO and AFFO may not be comparable to those reported by other REITs.

Exhibit A

Required Purchase Price Allocation Scenario 1 (Ground Lease) Scenario 2 (Sale - Leaseback) Land $5.0MM $5.0MM Building $0.0MM $15.0MM Lease Intangible $15.0MM $0.0MM Representative Acquisition: Third Party Seller vs. Sale - Leaseback (1) Based on a primary lease term of 10 years at the time of acquisition. Attributable to above or below market lease intangi bl e. Assumes no value attributable to in - place lease intangible for illustrative purposes. Assumes tenant has no remaining lease renewal options. Annual Nareit FFO Impact Scenario 1 (Ground Lease) Scenario 2 (Sale - Leaseback) ($ in millions) Land $0.0 $0.0 Building Depreciation 0.0 0.0 Lease Amortization (1) (1.5) 0.0 Nareit FFO Impact ($1.5) $0.0 Representative Acquisition ▪ $20 million purchase price ▪ 10 - year lease term ▪ Credit Rating: S&P: AA / Moody’s: Aa2 ▪ Scenario 1: Ground lease structure acquired from third party seller ▪ Scenario 2: Sale - leaseback structure “ with no in - place lease” Allocated based on local comparable land sales. Allocated based on depreciated replacement cost for building. Allocated to “in - place” and/or “above or below market”.

Exhibit B

Agree Realty Corporation

Reconciliation of Net Income to FFO, Core FFO and Adjusted FFO

($ in thousands, except share and per-share data)

(Unaudited)

As Reported

	Three Months Ended			Nine Months Ended
	3/31/2018	6/30/2018	9/30/2018	9/30/2018

Net Income	$16,636	$13,068	$15,756	$45,460
Depreciation of real estate assets	5,654	5,934	6,156	17,745
Amortization of leasing costs	44	41	90	174
Amortization of lease intangibles	4,284	4,563	4,914	13,761
Impairment charges	-	1,163	488	1,651
(Gain) loss on sale of assets, net	(4,598)	(2,434)	(3,917)	(10,949)
Funds from Operations	$22,020	$22,335	$23,487	$67,842
Straight-line accrued rent	(1,113)	(1,093)	(1,138)	(3,344)
Stock based compensation expense	692	833	850	2,375
Amortization of financing costs	166	132	135	433
Non-real estate depreciation	22	21	20	63
Adjusted Funds from Operations	$21,787	$22,228	$23,354	$67,369

Funds from Operations per common share - Diluted	$0.71	$0.71	$0.72	$2.13

Adjusted Funds from Operations per common share - Diluted	$0.70	$0.70	$0.72	$2.12

Weighted Average Number of Common Shares and Units Outstanding - Diluted	31,198,677	31,569,840	32,634,971	31,818,870

Pro Forma for "2018 Nareit Funds From Operations White Paper"

	Three Months Ended			Nine Months Ended
	3/31/2018	6/30/2018	9/30/2018	9/30/2018

Net Income	$16,636	$13,068	$15,756	$45,460
Depreciation of real estate assets	5,654	5,934	6,156	17,745
Amortization of leasing costs	44	41	90	174
Amortization of lease intangibles	1,952	1,939	2,072	5,963
Impairment charges	-	1,163	488	1,651
(Gain) loss on sale of assets, net	(4,598)	(2,434)	(3,917)	(10,949)
Funds from Operations	$19,688	$19,711	$20,645	$60,044
Amortization of above (below) market lease intangibles	2,332	2,624	2,842	7,798
Core Funds from Operations	$22,020	$22,335	$23,487	$67,842
Straight-line accrued rent	(1,113)	(1,093)	(1,138)	(3,344)
Stock based compensation expense	692	833	850	2,375
Amortization of financing costs	166	132	135	433
Non-real estate depreciation	22	21	20	63
Adjusted Funds from Operations	$21,787	$22,228	$23,354	$67,369

Funds from Operations per common share - Diluted	$0.63	$0.62	$0.63	$1.89

Core Funds from Operations per common share - Diluted	$0.71	$0.71	$0.72	$2.13

Adjusted Funds from Operations per common share - Diluted	$0.70	$0.70	$0.72	$2.12

Weighted Average Number of Common Shares and Units Outstanding - Diluted	31,198,677	31,569,840	32,634,971	31,818,870

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Clayton R. Thelen
		Name:	Clayton R. Thelen
		Title:	Chief Financial Officer and Secretary

Date: December 10, 2018